Exhibit 99.Section 19(a)

EXHIBIT 4: SECTION 19(a) NOTICE TO FUND’S SHAREHOLDERS

TEKLA HEALTHCARE INVESTORS

Notification of Sources of Distribution

Distribution Paid Date:  June 29, 2018

Distribution Amount Per Common Share:  $0.47

The following table sets forth the estimated amounts of the current distribution, paid June 29, 2018, and the cumulative distributions paid this fiscal year-to-date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains, return of capital or other capital source. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all the money that you invested in the Fund is paid back to you.  A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’. All amounts are expressed per common share.

	Current Distribution	Percentage Breakdown of Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date(1)	Percentage Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date(1)
Net Investment Income	$0.0000	0%	$0.0000	0%
Net Realized ST Cap Gains	$0.1823	39%	$0.2737	19%
Net Realized LT Cap Gains	$0.1160	25%	$0.8372	57%
Return of Capital or Other Capital Source	$0.1717	36%	$0.3591	24%
TOTAL (per common share):	$0.4700	100%	$1.4700	100%

The table below includes information relating to the Fund’s performance based on its NAV for certain periods.

Average annual total return at NAV for the period from May 31, 2013 through May 31, 2018	9.77%
Annualized current distribution rate expressed as a percentage of NAV as of May 31, 2018	8.13%
Cumulative total return at NAV for the fiscal year, through May 31, 2018(2)	-5.17%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of May 31, 2018(1)	6.36%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution policy.

The composition of this and subsequent distribution may vary from month to month because it may be materially impacted by future realized gains and losses on securities. The aggregate of the net unrealized appreciation of portfolio securities and net realized gains on sale of securities is $264,309,875, of which $234,557,252 represents net unrealized appreciation of portfolio securities.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(1) The Fund’s current fiscal year began on October 1, 2017.

(2) Cumulative total return at NAV is the percentage change in the Fund’s NAV and includes all distributions and assumes the reinvestment of those distributions for the period of September 30, 2017 through May 31, 2018.

Tekla Healthcare Investors

CUSIP: 87911J103

www.teklacap.com

Tekla Capital Management LLC

100 Federal Street, 19th Floor

Boston, Massachusetts 02110

617-772-8500

Fax: 617-772-8577

TEKLA HEALTHCARE INVESTORS

Notification of Sources of Distribution

Distribution Paid Date:  September 28, 2018

Distribution Amount Per Common Share:  $0.47

The following table sets forth the estimated amounts of the current distribution, paid September 28, 2018, and the cumulative distributions paid this fiscal year-to-date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains, return of capital or other capital source. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all the money that you invested in the Fund is paid back to you.  A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’. All amounts are expressed per common share.

	Current Distribution	Percentage Breakdown of Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date(1)	Percentage Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date(1)
Net Investment Income	$0.0000	0%	$0.0000	0%
Net Realized ST Cap Gains	$0.0000	0%	$0.2737	14%
Net Realized LT Cap Gains	$0.4700	100%	$1.3072	67%
Return of Capital or Other Capital Source	$0.0000	0%	$0.3591	19%
TOTAL (per common share):	$0.4700	100%	$1.9400	100%

The table below includes information relating to the Fund’s performance based on its NAV for certain periods.

Average annual total return at NAV for the period from July 31, 2013 through July 31, 2018	9.17%
Annualized current distribution rate expressed as a percentage of NAV as of July 31, 2018	7.58%
Cumulative total return at NAV for the fiscal year, through July 31, 2018(2)	1.79%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of July 31, 2018(1)	7.83%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution policy.

The composition of this and subsequent distribution may vary from month to month because it may be materially impacted by future realized gains and losses on securities. The aggregate of the net unrealized appreciation of portfolio securities and net realized gains on sale of securities is $340,324,406, of which $271,324,214 represents net unrealized appreciation of portfolio securities.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(1) The Fund’s current fiscal year began on October 1, 2017.

(2) Cumulative total return at NAV is the percentage change in the Fund’s NAV and includes all distributions and assumes the reinvestment of those distributions for the period of September 30, 2017 through July 31, 2018.

Tekla Healthcare Investors

CUSIP: 87911J103

www.teklacap.com

Tekla Capital Management LLC

100 Federal Street, 19th Floor

Boston, Massachusetts 02110

617-772-8500

Fax: 617-772-8577